EXHIBIT 24

NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Daniel C. Ustian, Andrew J. Cederoth and Richard Tarapchak, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign Navistar International Corporation’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ DANIEL C. USTIAN Daniel C. Ustian	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2010

/s/ ANDREW J. CEDEROTH Andrew J. Cederoth	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2010

/s/ RICHARD C. TARAPCHAK Richard Tarapchak	Vice President and Controller (Principal Accounting Officer)	December 21, 2010

/s/ EUGENIO CLARIOND Eugenio Clariond	Director	December 21, 2010

/s/ JOHN D. CORRENTI John D. Correnti	Director	December 21, 2010

/s/ DIANE H. GULYAS Diane H. Gulyas	Director	December 21, 2010

/s/ MICHAEL N. HAMMES Michael N. Hammes	Director	December 21, 2010

/s/ DAVID D. HARRISON David D. Harrison	Director	December 21, 2010

/s/ JAMES H. KEYES James H. Keyes	Director	December 21, 2010

/s/ STEVEN J. KLINGER Steven J. Klinger	Director	December 21, 2010

/s/ WILLIAM H. OSBORNE William H. Osborne	Director	December 21, 2010

/s/ DENNIS D. WILLIAMS Dennis D. Williams	Director	December 21, 2010

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